UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2016

DESTINATION XL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-34219	04-2623104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street, Canton, Massachusetts		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 828-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 −Regulation FD Disclosure

Destination XL Group, Inc. (the “Company”) will be presenting a slide presentation at upcoming investor conferences. A copy of the slides is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

The slides include financial information not prepared in accordance with generally accepted accounting principles (“Non−GAAP Financial Measures”). The Company believes that the non−GAAP measures are useful as an additional means for investors to evaluate the Company’s operating results, when reviewed in conjunction with the Company’s GAAP financial statements. A reconciliation of the Non−GAAP Financial Measures to financial information prepared in accordance with generally accepted accounting principles (“GAAP”), as required by Regulation G, is included as Appendix A to the investor presentation.

The full slide presentation is available on the investor relations page of the Company’s website at www.destinationxl.com.

The slides contained in the exhibit include statements intended as “forward−looking statements,” which are subject to the cautionary statement about forward−looking statements set forth in the exhibit. The additional slides are being furnished, not filed, pursuant to Regulation FD.

Accordingly, the slides will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of these slides is not intended to, and does not, constitute a determination or admission by the Company that the information in the slide presentation is material or complete, or that investors should consider this information before making an investment decision with respect to the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.Description

99.1DXL Investor Presentation – September 2016

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINATION XL GROUP, INC.
Date:	September 7, 2016	By:	/s/ Robert S. Molloy
Robert S. Molloy
Senior Vice President, General Counsel and Secretary

Exhibit List

Exhibit No. Description

99.1DXL Investor Presentation – September 2016

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